UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date
November 17, 2010
(Date of earliest event reported)

TELKONET, INC.
 (Exact Name of Registrant as Specified in Its Charter)

Utah
 (State or Other Jurisdiction of Incorporation)

000-31972	87-0627421
(Commission File No.)	(I.R.S. Employer Identification No.)

10200 Innovation Drive, Suite 300, Milwaukee, WI 53226
(Address of Principal Executive Offices)

414.223.0473
(Registrant's Telephone Number)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.07 Submission of Matters to a Vote of Security Holders.

Telkonet, Inc. (the “Company”) held its Annual Meeting of Stockholders on November 17, 2010 (“Annual Meeting”).  Pursuant to the addition of the Item 5.07 requirement for Current Reports on Form 8-K, effective February 28, 2010, the Company is providing the following information regarding the results of the matters voted on by stockholders at the Annual Meeting:

a)                                     Election of four Directors to serve for the ensuing year and until their successors are elected:

Director Nominee	Votes For	Votes Withheld	Broker Non-votes
Anthony J. Paoni	31,363,739	1,703,792	54,366,044
Jason L. Tienor	32,092,565	974,966	54,366,044
Joseph D. Mahaffey	32,095,935	971,596	54,366,044
William H. Davis	31,735,171	1,332,360	54,366,044

b)                                  Approval of an amendment to the Telkonet, Inc. Amended and Restated Articles of Incorporation, as amended, to increase the number of authorized shares of Company common stock from 155,000,000 to 190,000,000; 78,367,129 shares in favor, 8,298,672 shares against, and 767,774 shares abstaining.

c)           Approval of the Telkonet, Inc. 2010 Stock Option and Incentive Plan (the “2010 Plan”); 30,456,885 shares in favor, 2,119,039 shares against, 491,607 abstaining, and 54,366,044 Broker Non-votes.

d)            Ratification of the appointment of RBSM, LLP as the Company’s independent registered public accounting firm for the year ended December 31, 2010; 83,229,618 shares in favor, 1,236,575 shares against, and 2,967,382 shares abstaining.

There were no broker non-votes for matters b) and d) listed above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELKONET, INC.

Date: November 18, 2010
By: /s/ Jeffrey Sobieski
Jeffrey Sobieski
Chief Operating Officer